Exhibit 10.33

Amendment No. 5
to the Edwards Lifesciences Corporation 401(k)
Savings and Investment Plan
(Effective January 1, 2016)

The Edwards Lifesciences Corporation 401(k) Savings and Investment Plan as amended and restated as of January 1, 2016 ("Plan") is amended effective August 10, 2017, unless specified otherwise:

1.     Article II is amended by the addition of a new defined term as Section 2.20 and all defined terms starting at the original Section 2.20 shall be renumbered. The new Section 2.20 shall read as follows:

“2.20 “Encore Employee” means an Employee who has been formally designated as such by the Employer regardless of the number of hours scheduled to work.”
2.     Article III is amended by the addition of a new Section 3.6 which reads as follows:

“3.6    Encore Employees. Encore Employees who due to their scheduled work hours become Part-Time Employees shall not be eligible for any contribution other than the right to elect to make a Pay Deferral Contribution.”
IN WITNESS WHEREOF, a duly authorized officer of the Company and a member of the Administrative and Investment Committee has caused this Plan to be executed on the 27th day of October, 2017.

EDWARDS LIFESCIENCES
CORPORATION ADMINISTRATIVE
AND INVESTMENT COMMITTEE

By: /s/ Christine Z. McCauley
Christine Z. McCauley, Chairperson
Administrative and Investment Committee